Exhibit 99.3

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: GAMIDA CELL INC.,[1] Debtor.	Chapter 11 Case No. 24-11003 (JKS) Re: Docket Nos. 4, 5, 60

ORDER (I) APPROVING
THE DISCLOSURE STATEMENT FOR, AND CONFIRMING,
THE PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION
OF GAMIDA CELL INC., AND (II) GRANTING RELATED RELIEF

The above-captioned debtor and debtor in possession (the “Debtor”), having, in accordance with the terms of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of Bankruptcy Practice and Procedure of the United States District Court for the District of Delaware (the “Local Rules”):

a.	distributed, on or about April 17, 2024, (i) the Prepackaged Chapter 11 Plan of Reorganization of Gamida Cell Inc. [Docket No. 4] (as amended, supplemented, or otherwise modified from time to time, including by the Amended Prepackaged Chapter 11 Plan of Reorganization of Gamida Cell Inc. [Docket No. 60], the “Plan”),[2] (ii) the Disclosure Statement for the Prepackaged Chapter 11 Plan of Reorganization of Gamida Cell Inc. [Docket No. 5] (as amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”), (iii) the notice of the Combined Hearing, which is attached as Exhibit 1 to the Scheduling Order [Docket No. 54] (the “Combined Hearing Notice”), and (iv) the ballots for voting on the Plan (the “Ballots”) (each applicable Ballot, together with the Plan, the Disclosure Statement, and the Combined Hearing Notice, a “Solicitation Package”), which forms of Ballots were attached as Exhibit B-1 and Exhibit B-2 to the Scheduling Motion, to Holders of Claims entitled to vote on the Plan, namely Holders of Claims in Class 3 (the “Senior Secured Loans Claims”) and Class 4 (the “Unsecured Notes Claims”);

[1]	The Debtor is a company incorporated in Delaware and the last 4 digits of its federal tax identification number are 3346.
[2]	Capitalized terms used but not defined in these findings of fact, conclusions of law, and order (collectively, this “Confirmation Order”) shall have the meanings ascribed to them in the Plan. The rules of interpretation set forth in Article I.B of the Plan shall apply.

b.	distributed, on or about April 17, 2024, (i) the Combined Hearing Notice and (ii) the Notice of Non-Voting Status of Certain Claims and Interests, substantially in the form attached as Exhibit B-3 to the Scheduling Motion (the “Notice of Non-Voting Status”), to Holders of Claims in Class 1, Class 2, Class 5, Class 6, and Class 7;

c.	solicited, beginning on April 17, 2024 (the “Solicitation Commencement Date”) and through May 15, 2024 at 10:00 a.m. (prevailing Eastern Time) (the “Voting Deadline”), votes on the Plan from Holders of Claims in Class 3 and Class 4 (collectively, the “Voting Classes”);

d.	published, on April 22, 2024 in The New York Times (national edition), and on April 24, 2024 in USA Today, a short-form of the Combined Hearing (the “Publication Notice”), as evidenced by the notices of publication thereof [Docket No. 15];

e.	distributed, on May 8, 2024, the Plan Supplement to the Voting Classes;

f.	obtained unanimous approval of the Plan from all creditors in each of the Voting Classes by the Voting Deadline;

g.	commenced, on May 13, 2024 (the “Petition Date”), the Chapter 11 Case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code;

h.	filed, on or around the Petition Date, the Plan, the Disclosure Statement, the Notice of Plan Supplement to Prepackaged Chapter 11 Plan of Reorganization of Gamida Cell Inc. [Docket No. 7], the Notice of Amended Plan Supplement to Prepackaged Chapter 11 Plan of Reorganization of Gamida Cell Inc. [Docket No. 8], the Declaration of Abigail Jenkins, President and Chief Executive Officer of Gamida Cell Inc., in Support of Chapter 11 Petitions and First Day Motions [Docket No. 3] (the “First Day Declaration”), the Debtor’s Motion for Entry of an Order (I) Scheduling Combined Hearing on Adequacy of Disclosure Statement and Confirmation of Pre-Packaged Plan; (II) Approving Procedures for Objecting to Disclosure Statement and Pre-Packaged Plan; (III) Approving Prepetition Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline; (IV) Approving Notice and Objection Procedures for the Assumption of Executory Contracts and Unexpired Leases; (V) Conditionally (A) Directing the United States Trustee Not to Convene Section 341(a) Meeting of Creditors and (B) Waiving Requirement of Filing Schedules and Statements and Rule 2015.3 Reports; and (VI) Granting Related Relief [Docket No. 11] (the “Scheduling Motion”), and the Declaration of Alex Orchowski of Kroll Restructuring Administration, LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Pre-Packaged Plan of Reorganization of Gamida Cell Inc. [Docket No. 9] (the “Voting Declaration”);

i.	filed, on or around the Petition Date, several affidavits of service [Docket Nos. 14, 16, 17] (collectively, and including all other affidavits of service and publication in this Chapter 11 Case, the “Affidavits”);

j.	distributed, on or around May 16, 2024, (i) the Notice of (A) Combined Hearing to Consider (I) Adequacy of Disclosure Statement and (II) Confirmation of Pre-Packaged Plan; (B) Assumption of Executory Contracts and Unexpired Leases; (C) Objection Deadlines; and (D) Commencement of Chapter 11 Case (the “Notice of Commencement and Supplemental Combined Hearing Notice”), to all parties in interest;

k.	filed, on May 13, 2024, (i) the Debtor’s Memorandum of Law in Support of an Order Approving the Debtor’s Disclosure Statement for, and Confirming, the Pre-Packaged Plan of Reorganization of Gamida Cell Inc. [Docket No. 21] (the “Confirmation Brief”), and (ii) the Declaration of Abigail Jenkins, President and Chief Executive Officer of Gamida Cell Inc., in Support of the Debtor’s Disclosure Statement for, and Confirmation of, the Pre-Packaged Chapter 11 Plan of Reorganization of Gamida Cell Inc. [Docket No. 22] (the “Jenkins Declaration”);

l.	operated its business and managed its properties during the Chapter 11 Case as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

The Bankruptcy Court, having:

a.	reviewed the solicitation procedures regarding votes to accept or reject the Plan and elections to opt in to the Consenting Creditor Release, as the case may be (the “Solicitation Procedures”);

b.	entered, on May 16, 2024, the Scheduling Order [Docket No. 54], which, among other things, set (i) May 22, 2024 at 9:30 a.m. (prevailing Eastern Time) as the date and time for the Combined Hearing and (ii) May 20, 2024, at 9:00 a.m. (prevailing Eastern Time) as the deadline for objections to the adequacy of the Disclosure Statement and Confirmation of the Plan;

c.	reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Confirmation Brief, the Jenkins Declaration, the Voting Declaration, the Affidavits, the Combined Hearing Notice, the Ballots, the Notice of Non-Voting Status, the Publication Notice, the Notice of Commencement and Supplemental Combined Hearing Notice, and all other filed pleadings, exhibits, statements, affidavits, declarations, and comments regarding approval of the Disclosure Statement and Confirmation of the Plan, including all objections, statements, and reservations of rights;

d.	reviewed the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VII of the Plan;

e.	held the Combined Hearing on May 22, 2024, at 9:30 a.m. (prevailing Eastern Time);

f.	heard and considered the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation of the Plan, including any objections thereto;

g.	considered all oral representations, affidavits, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation of the Plan, including any objections thereto; and

h.	considered the filings and the record of this Chapter 11 Case, including all evidence and arguments presented at the Combined Hearing.

NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation of the Plan have been adequate and appropriate as to all Entities affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation of the Plan and the arguments and evidence presented at the Combined Hearing establish just cause for the relief granted herein, and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes and issues the following findings of fact, conclusions of law, and orders:

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

I.	Findings and Conclusions.

1. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

II.	Jurisdiction and Venue, Eligibility for Relief, Burden of Proof, and Notice.

2. The Bankruptcy Court has jurisdiction over this Chapter 11 Case pursuant to sections 157 and 1334 of title 28 of the United States Code, 28 U.S.C. §§ 1–4881 (the “Judicial Code”), and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Bankruptcy Court has jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in this district pursuant to sections 1408 and 1409 of the Judicial Code. Approval of the Disclosure Statement and Confirmation of the Plan are core proceedings within the meaning of section 157(b)(2) of the Judicial Code.

III.	Commencement of this Chapter 11 Case.

3. On the Petition Date, the Debtor commenced this Chapter 11 Case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtor has operated its business and managed its properties as debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee, examiner, or statutory committee has been appointed in this Chapter 11 Case.

IV.	Objections.

4. The Bankruptcy Court has considered the filings and the record of this Chapter 11 Case. Any resolution of objections to approval of the Disclosure Statement or Confirmation of the Plan explained on the record at the Combined Hearing is hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights (except with respect to unresolved cure amounts, which shall be resolved in accordance with Article V of the Plan), if any, related to the Disclosure Statement or Confirmation of the Plan, are overruled on the merits.

V.	Approval of the Disclosure Statement.

5. The Disclosure Statement contains “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code), and is approved in all respects. The Debtor’s use of the Disclosure Statement in solicitation of acceptances of the Plan is approved. The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b).

VI.	Solicitation and Voting; Notice.

6. The Solicitation Procedures, including all documents related thereto (including, for the avoidance of doubt, the Combined Hearing Notice, the Publication Notice, the Ballots, and the Notice of Non-Voting Status), and the procedures for the tabulation of Ballots, satisfy the requirements of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and are approved in all respects. The Debtor provided due, adequate, and sufficient notice of the Voting Deadline, the Objection Deadline, and the Combined Hearing in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. No other or further notice is or shall be required.

7. As described in the Voting Report and the Affidavits, the Debtor transmitted the Solicitation Package, the Combined Hearing Notice, the Notice of Non-Voting Status, and the Notice of Commencement and Supplemental Combined Hearing Notice to all Holders of Claims and Interests as of the Voting Record Date and all other parties in interests on or after the Petition Date. Specifically, as described in the Voting Report and the Affidavits, (a) prior to the Petition Date, the Debtor transmitted (i) the Solicitation Package to Holders of Claims in the Voting Classes, (ii) the Notice of Non-Voting Status and Combined Hearing Notice to Holders of Claims in Class 1, Class 2, Class 5, Class 6, and Class 7, and (iii) the Combined Hearing Notice to all other Holders of Claims and Interests, and (b) subsequent to the Petition Date, the Debtor transmitted the Notice of Commencement and Supplemental Combined Hearing Notice to all other parties in interest. Transmission and service of the foregoing, and any and all other documents associated with the Debtor’s solicitation, complied with the Bankruptcy Code (including, but not limited to, 11 U.S.C. § 1125(g)), the Bankruptcy Rules, and the Local Rules, and were timely, adequate, and sufficient, and no other or further notice is or shall be required.

8. The 28-day period during which the Debtor solicited acceptances or rejections of the Plan was a reasonable and sufficient period of time for Holders of Claims in the Voting Classes to make an informed decision to accept or reject the Plan. The solicitation of votes to accept or reject the Plan was conducted in good faith and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. The Debtor, the Reorganized Debtor, the Consenting Creditors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys are hereby granted the protections provided under section 1125(e) of the Bankruptcy Code.

9. Holders of Claims in Class 3 and Class 4 were eligible to vote on the Plan in accordance with the Solicitation Procedures. The Ballots used to solicit votes to accept or reject the Plan from Holders in the Voting Classes were appropriate and adequately addressed the particular needs of this Chapter 11 Case. As evidenced by the Voting Report, 100% of Class 3 and 100% of Class 4 voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

10. Class 1, Class 2, and Class 5, are Unimpaired and conclusively presumed to accept the Plan, Class 6 is Unimpaired and conclusively presumed to accept the Plan or Impaired and deemed to reject the Plan, and Class 7 is Impaired and deemed to reject the Plan (the foregoing Classes, collectively, the “Non-Voting Classes”). The Debtor was not required to solicit votes from Holders of Claims or Interests, as applicable, in the Non-Voting Classes.

11. The solicitation of votes on the Plan complied with the Bankruptcy Code, Bankruptcy Rules, and Local Rules, and was appropriate and satisfactory and is approved in all respects.

VII.	Opt-In Procedures.

12. The procedures for opting in to the Consenting Creditor Release (the “Opt-In Procedures”) set forth in the Ballots, are good, sufficient, and adequate to establish the applicable party’s consent to the Consenting Creditor Release and are approved in all respects.

13. The procedures used for tabulations of elections to opt in to the Consenting Creditor Release are approved in all respects.

VIII.	Plan Supplement.

14. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents were good, proper, and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is or shall be required with respect to the Plan Supplement and all of the documents included therein.

15. All documents included in the Plan Supplement, including any amendments, modifications, and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto), are integral to, part of, and incorporated by reference into the Plan and this Confirmation Order.

16. Subject to the terms of the Plan, the Restructuring Support Agreement (including any consent rights set forth or incorporated therein), and this Confirmation Order, the Debtor’s right to alter, amend, update, or modify the Plan Supplement on or before the Effective Date is reserved. All parties were provided due, adequate, and sufficient notice of the Plan Supplement.

IX.	Modifications to Plan.

17. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan after solicitation of the Plan, as reflected in the Plan or in this Confirmation Order (including any modifications announced on the record of the Combined Hearing), constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims or their authorized representatives, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim under the Plan. After giving effect to these modifications, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code, and notice of these modifications was adequate and appropriate under the facts and circumstances of this Chapter 11 Case. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims be afforded an opportunity to cast new votes on the Plan or change previously cast acceptances or rejections of the Plan. Accordingly, the Plan is properly before the Bankruptcy Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan. All Holders of Claims who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan as modified, revised, supplemented, or otherwise amended, and all Holders of Claims and Interests who are conclusively deemed to have rejected the Plan are deemed to have rejected the Plan as modified, revised, supplemented, or otherwise amended.

X.	Confirmation of the Plan.

18. The Plan, a copy of which is attached hereto as Exhibit A, is confirmed pursuant to section 1129 of the Bankruptcy Code. The Debtor, as proponent of the Plan, has met its burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan.

19. Any and all objections to the Plan that have not been withdrawn or resolved prior to the Combined Hearing are hereby overruled.

20. The terms of the Plan, including the Plan Supplement (including all documents included therein and any supplements, amendments, or modifications thereof in accordance with this Confirmation Order and the Plan), are incorporated by reference into and are an integral part of this Confirmation Order. The Debtor and Reorganized Debtor, as applicable, are authorized to enter into the Plan, the Plan Supplement, and any other documents filed in connection with the Plan and/or executed or to be executed in connection with the transactions contemplated by the Plan, including, for the avoidance of doubt, the Exit Facility Documents, and all amendments and modifications thereof made or to be made in accordance with the Plan and this Confirmation Order. The Debtor and the Reorganized Debtor (as applicable) are authorized to take all actions required under the Plan and the Plan Supplement documents to effectuate the Plan and the Restructuring Transactions (including, for the avoidance of doubt, any Restructuring Transactions contemplated in the Restructuring Support Agreement and associated term sheet that are necessary to effectuate the terms of the Israeli Debt Arrangement).

XI.	Assumption and Assignment of Contracts and Leases.

21. The Debtor has exercised sound business judgment in determining whether to reject, assume, or assume and assign each of its Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, Article V of the Plan, and as set forth in the Plan Supplement.

22. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption and assignment, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety.

23. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan and full payment of any applicable Cure pursuant to Article V.B of the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.

24. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

XII.	Implementation.

25. The provisions governing the means for implementation of the Plan set forth in Article IV of the Plan shall be, and hereby are, approved in their entirety. All documents and agreements necessary to implement the Plan and the Restructuring Transactions, and all other relevant and necessary documents with respect to the Restructuring Transactions, including: the New Organizational Documents; the Exit Facility Credit Agreement; to the extent known, the identities of the members of the New Board; the Schedule of Proposed Cure Amounts; any other documents contained in the Plan Supplement, and all other relevant and necessary documents, have been or will be negotiated in good faith and at arm’s-length, are in the best interests of the Debtor, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements.

XIII.	Notice of Confirmation and the Effective Date.

26. Within forty-eight (48) hours of entry of this Confirmation Order, the Debtor shall serve on all parties in interest a copy of this Confirmation Order. As soon as practicable following occurrence of the Effective Date, the Debtor shall serve on all parties in interest a notice of occurrence of the Effective Date (the “Effective Date Notice”). Mailing of this Confirmation Order and the Effective Date Notice in the time and manner set forth in this paragraph shall be deemed good and sufficient notice of entry of this Confirmation Order and occurrence of the Effective Date and no further notice is or will be necessary.

XIV.	Effectiveness of All Actions.

27. All actions contemplated by the Plan, including all actions in connection with the Plan Supplement, as the same may be modified from time to time prior to the Effective Date (including, without limitation, any restructuring transaction steps set forth in one or more documents contained in the Plan Supplement), are hereby authorized to be taken on, prior to, or after the Effective Date, as applicable, without further application to or order of the Bankruptcy Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtor or the Reorganized Debtor, and with the effect that such actions had been taken by the unanimous action, consent, approval, and vote of each of such officers, directors, managers, members, or equity holders.

28. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtor or the Reorganized Debtor, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtor, the New Organizational Documents, the Exit Facility Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV.H of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

XV.	Exit Facility.

29. On or after the Effective Date, the Reorganized Debtor shall execute and deliver the Exit Facility Documents, and such documents shall become effective in accordance with their terms. Upon execution and delivery, the Exit Facility Documents shall constitute legal, valid, and binding obligations of the Reorganized Debtor, and shall be enforceable in accordance with their respective terms. Upon execution and delivery of the Exit Facility Documents, all of the claims, Liens and security interests to be granted in accordance with the Exit Facility Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, and enforceable Liens on, and security interests in, the applicable collateral specified in the Exit Facility Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law, and the Exit Facility Agent for the benefit of the lenders under the Exit Facility Loan Agreement shall have a valid, binding, perfected, nonavoidable, and enforceable first-priority lien on and security interest in the collateral specified in the Exit Facility Documents. The guarantees, mortgages, pledges, Liens, and other security interests granted to secure the obligations arising under the Exit Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable nonbankruptcy law, and the priorities of such Liens and security interests shall be as set forth in the Exit Facility Documents. The Reorganized Debtor and the persons and entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

XVI.	Non-Disputed General Unsecured Claims.

30. Notwithstanding any provision of the Plan or this Confirmation Order, all General Unsecured Claims that are not Disputed nor Disallowed (Class 5) shall receive a full recovery by, at the option of the Debtor or the Reorganized Debtor, as applicable, (i) leaving unaltered the legal, equitable, and contractual rights of a Holder of a General Unsecured Claim, (ii) paying such General Unsecured Claim in full in Cash on the Effective Date or as soon thereafter as is practicable, (iii) paying such General Unsecured Claim in a manner agreed to by the Holder of such Claim, or (iv) reinstating the legal, equitable, and contractual rights of the Holder of an General Unsecured Claim in accordance with section 1124(2) of the Bankruptcy Code.

XVII.	Discharge, Release, Injunction, Exculpation, and Related Provisions.

31. The Debtor has satisfied the business judgment standard with respect to the propriety of the Debtor Release set forth in Article VII.C of the Plan. The Debtor Release is a necessary and integral element of the Plan, and is fair, reasonable, and in the best interests of the Debtor, the Estate, Holders of Claims and Interests, and all of the Debtor’s stakeholders. The Debtor Release, provided pursuant to Article VII.C of the Plan, is: (i) in exchange for the good and valuable consideration provided by the Released Consenting Creditor Parties, including the Released Consenting Creditor Parties’ contribution to facilitating the Restructuring Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interests of the Debtor and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after due notice and opportunity for a hearing; and (vi) a bar to the Debtor, the Reorganized Debtor, or the Debtor’s Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

32. The Consenting Creditor Release provides finality for the Debtor, the Reorganized Debtor, and the other Released Debtor Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtor. The Combined Notice, and the Publication Notice published in The New York Times (national edition) on April 22. 2024, and in USA Today on April 24, 2024, and the Ballots, the Notice of Non-Voting Status Notice, sent to all Holders of Claims and Interests entitled to vote on the Plan, as applicable, in each case, unambiguously stated that the Plan contains the Consenting Creditor Release and, where applicable, the procedures for opting in to such release. The Consenting Creditor Release is consensual and a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtor, the Estate, and all Holders of Claims and Interests.

33. The exculpation provided by Article VII.E of the Plan for the benefit of the Exculpated Parties is appropriately tailored to the circumstances of this Chapter 11 Case.

34. The injunction provision set forth in Article VII.F of the Plan is necessary to implement, preserve, and enforce the Debtor’s discharge, the Debtor Release, the Consenting Creditor Release, and the exculpation, and is narrowly tailored to achieve this purpose.

35. The discharge, release, injunction, exculpation, and related provisions set forth in Article VII of the Plan, as modified herein, including but not limited to those provisions set forth below, are hereby approved and authorized.

A.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Restructuring Documents, the Plan, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtor), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtor prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims (other than the Reinstated Claims) and Interests subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan.

B.	Release of Liens.

Except as otherwise provided in the Exit Facility Documents, the Plan, the Confirmation Order, or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtor elects to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estate shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtor, to release any collateral or other property of the Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as may be reasonably requested by the Reorganized Debtor to evidence the release of such Liens and/or security interests, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency, records office, or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtor, the Reorganized Debtor, or the Exit Facility Agent that are necessary or desirable to record or effectuate the cancelation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtor shall be entitled to make any such filings or recordings on such Holder’s behalf.

C.	Releases by the Debtor Releasing Parties.

Notwithstanding anything contained in the Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, upon entry of the Confirmation Order and effective as of the Effective Date, to the fullest extent permitted by applicable law, each Released Consenting Creditor Party is, and is deemed hereby to be, fully, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtor Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Debtor Releasing Parties, that any such Person or Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim against or any legal interests, equitable interests, contractual interests or Interests in the Debtor or other Person or Entity, or that any holder of any Claims or Interests against or in the Debtor or other Person or Entity could have asserted on behalf of the Debtor Releasing Parties, based on or relating to, or in any manner arising from, in whole or in part, any of the Debtor Releasing Parties (including the Debtor Releasing Parties’ capital structure, management, ownership, or operation thereof or otherwise), the subject matter of, or the transactions or events giving rise to, any Claims or Interests that is treated in the Plan, the business or contractual arrangements between the Debtor and any Released Consenting Creditor Party, the Debtor Releasing Parties’ in- or out-of-court restructuring efforts, the purchase, sale, or rescission of any security of the Debtor Releasing Parties, the Chapter 11 Case or the commencement, filing or execution thereof, the Israeli Proceeding or the commencement, filing or execution thereof, the Chapter 15 Case or the commencement, filing or execution thereof, the formulation, preparation, dissemination, solicitation, negotiation, entry into, filing or consummation of the Restructuring Support Agreement, the Plan, any Restructuring Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Plan, any of the Restructuring Transactions, the Israeli Proceedings or the commencement, filing or execution thereof, the Chapter 11 Case or the commencement, filing or execution thereof, the Chapter 15 Case or the commencement, filing or execution thereof, the pursuit of Confirmation Order, the pursuit of the Israeli Confirmation Order, the pursuit of the Recognition Order, the pursuit of any additional orders from the Bankruptcy Court or Israeli Court in furtherance of the Restructuring Transactions, the pursuit of consummation of the Plan or any Restructuring Transaction, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, or actual fraud.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (1) any obligations arising on or after the Effective Date of any party, Person or Entity under the Plan, the Confirmation Order, or any post-Effective Date transaction contemplated by the Plan or the Restructuring Transactions, or any document, instrument, or agreement (including those set forth in any supplement to the Plan, if any) executed to implement the Plan or the Restructuring Transactions; or (2) the rights of any holder of allowed Claims to receive distributions under the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by the Released Consenting Creditor Parties, including, the Released Consenting Creditor Parties’ contribution to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtor and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for a hearing; and (f) a bar to the Debtor, the Reorganized Debtor, or the Debtor’s Estate asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D.	Releases by the Consenting Creditor Releasing Parties.

Notwithstanding anything to the contrary contained in the Plan, upon entry of the Confirmation Order and effective as of the Effective Date, to the fullest extent permitted by applicable law, each Released Debtor Party is, and is deemed hereby to be, fully, conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Consenting Creditor Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, (including any manager or foreign representative appointed in the Israeli Proceeding) from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Consenting Creditor Releasing Parties, that any such Person or Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim against or Interest in a Released Debtor Party or a Consenting Creditor or other Person or Entity, or that any Holder of any Claims or Interests against or in a Released Debtor Party or a Consenting Creditor or other Person or Entity could have asserted on behalf of a Consenting Creditor Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, any of the Released Debtor Parties (including the Released Debtor Parties’ capital structure, management, ownership, or operation thereof or otherwise), the subject matter of, or the transactions or events giving rise to, any Claims or Interests that is treated in the Plan, the business or contractual arrangements between any Consenting Creditor Releasing Party and any Released Debtor Party, the Released Debtor Parties’ in- or out-of-court restructuring efforts, the purchase, sale, or rescission of any security of any Released Debtor Party, any intercompany transactions between or among the Released Debtor Parties or an Affiliate of the Released Debtor Parties and a Released Debtor Party or Affiliate of a Debtor Released Party, the Chapter 11 Case or the commencement, filing or execution thereof, the Israeli Proceedings or the commencement, filing or execution thereof, the Chapter 15 Case or the commencement, filing or execution thereof, the formulation, preparation, dissemination, solicitation, negotiation, entry into, filing or consummation of the Restructuring Support Agreement, the Plan, any Restructuring Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Plan, any of the Restructuring Transactions, the Chapter 11 Case or the commencement, filing or execution thereof, the Israeli Proceedings or the commencement, filing or execution thereof, the Chapter 15 Case or the commencement, filing or execution thereof, the pursuit of Confirmation Order, the pursuit of the Israeli Confirmation Order, the pursuit of Recognition Order, the pursuit of any additional orders from the Bankruptcy Court or Israeli Court in furtherance of the Restructuring Transactions, the pursuit of consummation of the Plan or any Restructuring Transaction, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for claims related to any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, or actual fraud.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release: (a) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, the Restructuring Documents, or any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Exit Facility), or any document, instrument, or agreement (including those set forth in the Exit Facility) executed to implement the Plan or the Restructuring Transactions; or (b) the rights of any Holder of Allowed Claims to receive distributions under the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Consenting Creditor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Consenting Creditor Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Debtor Parties; (d) a good faith settlement and compromise of the Claims released by the Consenting Creditor Release; (e) in the best interests of the Debtor and its Estate; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for a hearing; and (h) a bar to any of the Consenting Creditor Releasing Parties asserting any Claim or Cause of Action released pursuant to the Consenting Creditor Release.

E.	Exculpation.

Except as otherwise specifically provided in the Plan, and to the fullest extent permitted under applicable law, no Exculpated Party shall have or incur any liability for, and each Exculpated Party shall be released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to or arising out of the Chapter 11 Case, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Exit Facility, the New Common Equity, or any Restructuring Transaction, or any contract, instrument, release or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Exit Facility, the New Common Equity, or the Plan, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted gross negligence, willful misconduct, or actual fraud. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above relates solely to liabilities on or after the Petition Date and prior to or on the Effective Date, and does not exculpate any post-Effective Date obligations of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Exit Facility), or any document, instrument, or agreement (including those set forth in the Exit Facility) executed to implement the Plan.

F.	Injunction.

Effective as of the Effective Date, all Entities that have held, hold, or may hold Claims, Interests, or Causes of Actions that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Reorganized Debtor, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Actions; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Actions; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Actions; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims, Interests, or Causes of Actions unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, or Causes of Actions released, settled or subject to exculpation pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction set forth above does not enjoin the enforcement of any post-Effective Date obligations of any Person or Entity under the Plan, any post-Effective Date transaction contemplated by the Restructuring Transactions (including under the Exit Facility), or any document, instrument, or agreement (including those set forth in the Exit Facility) executed to implement the Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VII.F.

XVIII.	Cancellation of Existing Agreements, Notes, and Equity Interests and Release of Liens.

36. The cancellation of existing agreements, notes, and equity interests described in Article IV.G of the Plan, and the release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VII.B of the Plan, are necessary to implement the Plan, and the Debtor is authorized to take such action as set forth in the Plan. Such provisions are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtor, the Estate, and Holders of Claims and Interests.

37. Notwithstanding anything to the contrary in the Plan, the Senior Secured Credit Agreement and Unsecured Notes Indenture shall continue in effect solely for purposes of: (i) allowing Senior Secured Lenders or Holders of Unsecured Notes Claims, as applicable, to receive Distributions under or in connection with the Plan; (ii) enforcing the rights, claims, and interests of the Senior Secured Agent and Unsecured Notes Trustee, including any rights with respect to priority of payment and/or to exercise any Lien that secures payment, or other priority right to payment, of the reasonable and documented fees and expense of the Senior Secured Agent or Unsecured Notes Trustee (including the reasonable and documented fees and expenses of counsel retained thereby) (the “Charging Lien”) against any Distributions (including, but not limited, to rights of the Senior Secured Agent and Unsecured Notes Trustee to assert their applicable Charging Lien against any Distributions to Senior Secured Lenders or Holders of Unsecured Notes Claims, as applicable); (iii) permitting the Senior Secured Agent and Unsecured Notes Trustee to appear and be heard in any proceedings in the Bankruptcy Court or any other court relating to the Senior Secured Credit Agreement and Unsecured Notes Indenture, as applicable; (iv) enforcing any obligation owed to the Senior Secured Agent and Unsecured Notes Trustee under the Plan, any Plan Supplement, or this Confirmation Order; (v) preserving all rights (including rights of enforcement), remedies, exculpations, indemnities (including with respect to any indemnification or contribution from the Senior Secured Lenders or Holders of Unsecured Notes Claims, as applicable Prepetition Term Documents, as applicable), powers, and protections of the Senior Secured Agent and Unsecured Notes Trustee against any Entity other than the Debtor, pursuant to and subject to the terms of the Senior Secured Credit Agreement and Unsecured Notes Indenture, as applicable and (vi) permitting the Senior Secured Agent and Unsecured Notes Trustee to perform any function necessary to effectuate the foregoing or the making of any Distributions under or as required by the Plan.

38. Holders of mortgages, deeds of trust, Liens, pledges, or other security interests subject to release pursuant to Article VII.B of the Plan shall execute such documents as may be reasonably requested by the Debtor or the Reorganized Debtor, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

XIX.	Payment of Fees and Expenses of Senior Secured Agent and Unsecured Notes Trustee

39. On or before the Effective Date, the Debtor shall pay all fees and expenses of the Senior Secured Agent and Unsecured Notes Trustee, including the reasonable and documented fees and expenses of counsel retained thereby, upon presentment of an invoice or fee statement.

XX.	Waiver of Section 341(a) Meeting and Certain Filings and Reporting.

40. Subject to the occurrence of the Effective Date on or before July 27, 2024, the following are hereby permanently waived: (a) the requirement that the U.S. Trustee convene a meeting of creditors or equity holders pursuant to section 341(a) of the Bankruptcy Code; (b) the requirements that the Debtor files Schedules, SOFAs, and 2015.3 Reports (each as defined in the Scheduling Motion); and (c) any other requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtor to file any list, schedule, or statement with the Bankruptcy Court or U.S. Trustee as to any such list, schedule, or statement not filed as of the entry of this Confirmation Order.

41. After the Confirmation Date, the Debtor or Reorganized Debtor, as applicable, unless otherwise specified herein, shall have no obligation to (a) provide any reports to any parties otherwise required under any orders entered in the Chapter 11 Case or (b) file with the Bankruptcy Court or serve on any party reports that the Debtor were obligated to file under the Bankruptcy Code or a Bankruptcy Court order; provided that the Reorganized Debtor will seek authority to close the Chapter 11 Case in accordance with the Bankruptcy Code and the Bankruptcy Rules; and provided, further, that, notwithstanding the foregoing, the Reorganized Debtor shall timely file all required monthly operating reports and post-confirmation quarterly reports in a form prescribed by the U.S. Trustee until the Chapter 11 Case is converted, dismissed, or closed, whichever occurs first.

XXI.	Authorization to Consummate.

42. The Debtor is authorized to consummate the Plan in accordance with its terms at any time after the entry of this Confirmation Order, subject to the satisfaction or waiver of the conditions precedent in Article VIII of the Plan. The Debtor or Reorganized Debtor, as applicable, including their officers, managers, and directors (including the members of the New Board, as applicable), are hereby immediately authorized, without further application to or order of the Bankruptcy Court, to enter into and effectuate the Restructuring Transactions and to take any and all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and the Restructuring Transactions to the extent consistent with the Plan (including the consent rights therein). To the extent not approved by the Bankruptcy Court previously, upon entry of this Confirmation Order, the Debtor shall be authorized to enter into the Restructuring Transactions (including the transactions and related agreements contemplated thereby, including by the Restructuring Support Agreement, the Exit Facility Documents, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtor or the Reorganized Debtor, as applicable, in connection therewith are hereby effective and authorized to be taken.

XXII.	Directors and Officers of the Reorganized Debtor.

43. In accordance with Article IV.K of the Plan, on the Effective Date, the term of each of the current members of the board of directors of the Debtor shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board shall be appointed.

XXIII.	Government Matters.

44. Notwithstanding any provision in the Plan, the Plan Supplement, the Amended Plan Supplement, the Restructuring Support Agreement, the Assumed Agreement Schedule, this Confirmation Order, or other related Plan documents (collectively, “Plan Documents”):

a. Nothing discharges or releases the Debtor, the Reorganized Debtor, or any non-debtor from any right, claim, liability, defense or cause of action of the United States or any State or impairs the ability of the United States or any State to pursue any right, claim, liability, defense, or cause of action against any Debtor, Reorganized Debtor or non-debtor. Contracts, purchase orders, agreements, grants, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States or any State shall be, subject to any applicable legal or equitable rights or defenses of the Debtor, Reorganized Debtor, and/or any non-debtor under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtor’s bankruptcy case was never filed and the Debtor and Reorganized Debtor shall comply with all applicable non-bankruptcy law. All rights, claims, liabilities, defenses or causes of action, of or to the United States or any State shall survive the Chapter 11 Case as if it had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, claims, liabilities, defenses or causes of action would have been resolved or adjudicated if the Chapter 11 Case had not been commenced; provided, that nothing in the Plan Documents shall alter any legal or equitable rights or defenses of the Debtor, the Reorganized Debtor, and/or any non-debtor under non-bankruptcy law with respect to any such claim, liability, or cause of action. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States or any State to file any proofs of claim or administrative expense claims in the Chapter 11 Case for any right, claim, liability, defense, or cause of action; (ii) affect or impair the exercise of the United States’ or any State’s police and regulatory powers against the Debtor, the Reorganized Debtor or any non-debtor; (iii) be interpreted to set cure amounts or to require the United States or any State to novate or otherwise consent to the assumption, transfer, or assignment of any federal or state contracts, purchase orders, agreements, grants, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) affect or impair the United States’ or any State’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtor or the Reorganized Debtor and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law.

b. Nothing shall (i) preclude the United States Securities and Exchange Commission (the “SEC”) from enforcing its police or regulatory powers, or (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceedings, or investigations against any non-debtor person or non-debtor entity in any forum.

XXIV.	Post-Confirmation Modifications.

45. Without the need for further order or authorization of the Bankruptcy Court, the Debtor or the Reorganized Debtor, as applicable, are authorized and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan and the Restructuring Support Agreement (subject to the applicable consent and consultation rights set forth therein).

XXV.	Immediate Binding Effect.

46. Subject to Article VIII.A of the Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable to the fullest extent permitted under the Bankruptcy Code and applicable nonbankruptcy law.

XXVI.	Waiver of Stay and Final Order.

47. For good cause shown, the requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order are waived. This Confirmation Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court as a final order and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062, or otherwise.

XXVII.	Headings; References to and Omissions of Plan Provisions.

48. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

49. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

XXVIII.	Retention of Jurisdiction.

50. The Bankruptcy Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, this Chapter 11 Case, including the matters set forth in Articles IX and X of the Plan and section 1142 of the Bankruptcy Code.

XXIX.	Applicable Non-Bankruptcy Law.

51. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Order, the Plan, and any related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

XXX.	Exemption from Certain Transfer Taxes and Fees.

52. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate or personal property transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Order, the appropriate governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

XXXI.	This Order Controlling.

53. If there is any express conflict between the Plan and this Order, the terms of this Order shall control.

/s/ J KATE STICKLES
Dated: May 22nd, 2024	J. KATE STICKLES
Wilmington, Delaware	UNITED STATES BANKRUPTCY JUDGE

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